                                                                                                                                                                     Exhibit 99.1

Contacts

Julie Leber                                                                                                     Lauren Burgos

Spotlight Marketing Communications                                                     Spotlight Marketing Communications

(949) 427-5172, ext. 703                                                                            (949) 427-5172, ext. 704

julie@spotlightmarcom.com                                                                     lauren@spotlightmarcom.com

Strategic Storage Trust IV Acquires Approximately 600-Unit

Self Storage Facility in Greater Las Vegas

LAS VEGAS – (July 23, 2018) – Strategic Storage Trust IV, Inc. (SST IV), a public non-traded real estate investment trust sponsored by SmartStop Asset Management, LLC (SmartStop), announced today its acquisition of an approximately 600-unit self storage facility in North Las Vegas.

“This self storage facility is part of a busy neighborhood retail center with access and signage along Aliante Parkway and Simmons Street, two primary corridors with high traffic counts in North Las Vegas,” said Wayne Johnson, chief investment officer. “Through its affiliated property management arm, Strategic Storage Trust IV will bring institutional expertise to a locally managed outlet where renters will benefit from an in-house call center and the full resources of a nationwide professional self storage operator.”

Located at 2555 W. Centennial Parkway, the 2.21-acre property is comprised of approximately 66,400 net rentable square feet and includes 40 RV spaces. The secured storage facility was approximately 92 percent leased at the time of acquisition, and features computerized gate and lobby access, elevators, fencing and lighting, individually alarmed units, tenant insurance, video surveillance, moving carts and air-cooled units.

About Strategic Storage Trust IV, Inc. (SST IV)

SST IV is a Maryland corporation that intends to qualify as a real estate investment trust for federal income tax purposes for the taxable year ended December 31, 2017. SST IV focuses on the acquisition of stabilized and growth self storage properties. SST IV owns six properties comprising approximately 3,600 self storage units and 403,900 net rentable square feet of storage space.

About SmartStop Asset Management, LLC (SmartStop)

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.5 billion of real estate assets under management, including 117 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 74,200 units and 8.6 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as three senior housing communities with approximately 350 beds and 250,000 rentable square feet of space. SmartStop is the sponsor of four public non-traded REITs: Strategic Storage Trust IV, Inc., Strategic Storage Trust II, Inc., and Strategic Storage Growth Trust, Inc., all focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in SST IV’s prospectus, as amended from time to time, and its annual report. This is neither an offer nor a solicitation to purchase securities.

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